                                                                    EXHIBIT 23.1

             Consent of Arthur Andersen LLP, independent auditors.

                                  July 29, 2001


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 17, 2001 included in Compass Bancshares Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
Birmingham, Alabama